FOR IMMEDIATE RELEASE
ELIZABETH ARDEN, INC. ANNOUNCES THIRD QUARTER FISCAL 2012 RESULTS ~ Net Sales of $239 Million; Increase of 3.5% ~ ~ 3rd Quarter EPS of $0.07; Year-to-Date EPS of $1.79 ~

          New York, New York (May 3, 2012) -- Elizabeth Arden, Inc. (NASDAQ: RDEN), a global prestige beauty products company, today announced financial results for its third fiscal quarter ended March 31, 2012.

THIRD QUARTER RESULTS

          For the quarter ended March 31, 2012, the Company reported net sales of $239.3 million, an increase of 3.5%, as compared to the third quarter of the prior fiscal year. Excluding the unfavorable impact of foreign currency translation, net sales increased by 3.9%.

          Net income per diluted share for the quarter ended March 31, 2012, was $0.07, as compared to a net loss per diluted share of $0.12 for the prior year period. For the prior year period, net income per diluted share was $0.02, excluding debt extinguishment charges associated with the Company's debt refinancing completed in the third quarter of the prior fiscal year. A reconciliation between GAAP and adjusted results can be found in the tables and footnotes at the end of this press release.

          Net sales for the Company's international segment in the current quarter increased by 6.3%, or by 7.1% at constant rates, over the prior year period, and net sales in the Company's North America segment grew by 1.7%. Gross margin in the current quarter increased by 50 basis points to 50%.

          Mr. Beattie commented, "Overall results were in line with our expectations. In anticipation of the roll-out of the newly packaged and reformulated products associated with the Elizabeth Arden brand repositioning, there has been a reduced pipeline of innovation of Elizabeth Arden products this quarter. We continue to make considerable progress toward this initiative, which we believe will be transformational for our Company. We are on schedule to accomplish the rapid conversion of approximately 50 flagship customer doors by the end of September 2012, with a broader group of our customer doors to follow."

NINE-MONTH RESULTS

          For the nine months ended March 31, 2012, the Company reported net sales of $972.7 million, an increase of 5.5%, as compared to the prior year period. Excluding the favorable impact of foreign currency translation, net sales increased by 4.5%. Net income per diluted share was $1.79, as compared to net income per diluted share of $1.24 for the nine months ended March 31, 2011. For the prior year period, net income per diluted share was $1.39, excluding debt extinguishment charges and expenses associated with the Company's Global Efficiency Re-engineering initiative.

OUTLOOK

          For fiscal 2012, the Company now expects net sales growth of 5.0% to 5.5% over the prior fiscal year and net income per diluted share of $1.95 to $2.00. The Company still expects its gross margin to increase by 200 to 250 basis points over fiscal 2011.

          For the fourth fiscal quarter, net sales are expected to range between $261 million and $267 million, or increase by 2.9% to 5.2%, including a negative impact from unfavorable foreign currency rates of 1.7% based on current rates.

          The Company will introduce fiscal 2013 guidance in August 2012 when it reports its fourth quarter and fiscal 2012 financial results.

          The guidance is based on April 2012 month end foreign currency rates. The Company also notes that continued global economic uncertainty may have a negative effect on retailer and consumer confidence and demand, and, along with the foreign currency volatility, makes forecasting difficult.

CONFERENCE CALL INFORMATION

          The Company will host a conference call today at 10:00 a.m. Eastern Time. All interested parties can listen to a live web cast of the Company's conference call by visiting the Investor Relations section of the Corporate tab on the Company's web site at http://ir.elizabetharden.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible on the Company's web site until June 3, 2012.

Elizabeth Arden is a global prestige beauty products company with an extensive portfolio of prestige beauty brands sold in over 100 countries. The company's brand portfolio includes Elizabeth Arden skincare, color and fragrance products, Prevage anti-aging formulas, the celebrity fragrance brands of Britney Spears, Elizabeth Taylor, Mariah Carey, Taylor Swift, and Usher; the designer fragrance brands of Juicy Couture, Alberta Ferretti, Alfred Sung, Geoffrey Beene, Halston, Bob Mackie, John Varvatos, Kate Spade, Lucky Brand, and Rocawear; and the lifestyle fragrance brands Curve, Giorgio Beverly Hills, and PS Fine Cologne.

Company Contact:	Marcey Becker, Senior Vice President, Finance (212) 261-1068

Investor/Press Contact:	Allison Malkin/Michael Fox Integrated Corporate Relations (203) 682-8200

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended		Nine Months Ended

	March 31,	March 31,	March 31,	March 31,
	2012	2011	2012	2011

Net Sales	$239,279	$231,296	$972,739	$921,750

Cost of Goods Sold:
Cost of Sales	118,781	115,597	489,548	481,934
Depreciation Related to Cost of Goods Sold	906	1,224	3,850	3,714

Total Cost of Goods Sold	119,687	116,821	493,398	485,648

Gross Profit	119,592	114,475	479,341	436,102
Gross Profit Percentage	50.0%	49.5%	49.3%	47.3%

Selling, General and Administrative Expenses	104,582	102,915	371,480	349,354
Depreciation and Amortization	7,645	6,044	21,433	18,593

Total Operating Expenses	112,227	108,959	392,913	367,947

Interest Expense, Net	5,291	5,434	16,339	16,317
Debt Extinguishment Charges	--	6,468	--	6,468

Income (Loss) Before Income Taxes	2,074	(6,386)	70,089	45,370
(Benefit from) Provision for Income Taxes	(117)	(3,135)	16,295	9,776

Net Income (Loss)	$2,191	$(3,251)	$53,794	$35,594

As reported:

Net Income (Loss) Per Basic Share	$0.08	$(0.12)	$1.85	$1.29
Net Income (Loss) Per Diluted Share	$0.07	$(0.12)	$1.79	$1.24

Basic Shares	29,116	28,130	29,017	27,543
Diluted Shares	30,069	28,130	29,997	28,666

EBITDA (a)	$15,916	$6,316	$111,711	$83,994
EBITDA margin (a)	6.7%	2.7%	11.5%	9.1%

Adjusted to exclude debt extinguishment and expenses associated with the Global Efficiency Re-engineering initiative, net of taxes (b)(c):

Net Income	$2,191	$580	$53,794	$39,795

Net Income Per Basic Share	$0.08	$0.02	$1.85	$1.44
Net Income Per Diluted Share	$0.07	$0.02	$1.79	$1.39

EBITDA (a)	$15,916	$12,784	$111,711	$91,078
EBITDA margin (a)	6.7%	5.5%	11.5%	9.9%

(a)  EBITDA is defined as net income plus the provision for income taxes (or net loss less the benefit from income taxes) plus interest expense, plus depreciation and amortization. EBITDA should not be considered as an alternative to income from operations or net income (as determined in accordance with generally accepted accounting principles (GAAP)) as a measure of our operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of our ability to meet cash needs. We believe that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). Accordingly, as a result of our capital structure, we believe EBITDA is a relevant measure. This information has been disclosed here to permit a more complete comparative analysis of our operating performance relative to other companies and of our debt servicing ability. EBITDA may not, however, be comparable in all instances to other similar types of measures. We have also disclosed EBITDA as adjusted to reflect the effect of debt extinguishment and restructuring and software implementation costs related to our Global Efficiency Re-engineering initiative. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand the EBITDA performance of the Company on a consistent basis without regard to the effect of Global Efficiency Re-engineering initiative expenses. EBITDA margin represents EBITDA divided by Net Sales.

      The table below reconciles net income (loss), as determined in accordance with GAAP, to EBITDA and to EBITDA as adjusted: (For a reconciliation of net income (loss) to EBITDA for prior periods, see the Company's filings with the Securities and Exchange Commission which can be found on the Company's website at www.elizabetharden.com.)

(In thousands)	Three Months Ended		Nine Months Ended

	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011

Net income (loss)	$2,191	$(3,251)	$53,794	$35,594
Plus:
(Benefit from) Provision for income taxes	(117)	(3,135)	16,295	9,776
Interest expense, net	5,291	5,434	16,339	16,317
Depreciation related to cost of goods sold	906	1,224	3,850	3,714
Depreciation and amortization	7,645	6,044	21,433	18,593

EBITDA	15,916	6,316	111,711	83,994
Debt extinguishment and Global Efficiency Re-engineering initiative expenses (c)	--	6,468	--	7,084

EBITDA as adjusted	$15,916	$12,784	$111,711	$91,078

(b)   The table below reconciles the calculation of (i) net income (loss) and (ii) net income (loss) per share on a basic and diluted basis from the amounts reported in accordance with GAAP to such amounts before giving effect to debt extinguishment and Global Efficiency Re-engineering expenses. This disclosure is being provided for comparability purposes because we believe it is meaningful to our investors and other interested parties to understand the Company's operating performance on a consistent basis without regard to the effect of debt extinguishment and Global Efficiency Re-engineering expenses. The presentation in the table below of the non-GAAP information titled "Net income as adjusted" and "Net income per basic and diluted share as adjusted" is not meant to be considered in isolation or as a substitute for net income or net income per basic and diluted share prepared in accordance with GAAP.

(In thousands, except per share data)	Three Months Ended		Nine Months Ended

	March 31,	March 31,	March 31,	March 31,
	2012	2011	2012	2011

Net Income:
Net income (loss) as reported	$2,191	$(3,251)	$53,794	$35,594
Debt extinguishment and Global Efficiency Re- engineering initiative expenses, net of tax (c) (d)	--	3,831	--	4,201

Net income as adjusted	$2,191	$580	$53,794	$39,795

Net Income Per Basic Share:
Net income (loss) per basic share as reported	$0.08	$(0.12)	$1.85	$1.29
Debt extinguishment and Global Efficiency Re- engineering initiative expenses, net of tax (c) (d)	--	0.14	--	0.15

Net income per basic as adjusted	$0.08	$0.02	$1.85	$1.44

Net Income Per Diluted Share:
Net income (loss) per diluted share as reported	$0.07	$(0.12)	$1.79	$1.24
Debt extinguishment and Global Efficiency Re- engineering initiative expenses, net of tax (c) (d)	--	0.14	--	0.15

Net income per diluted share as adjusted	$0.07	$0.02	$1.79	$1.39

(c)  For the three months ended March 31, 2011, includes $6.5 million of debt restructuring costs. For the nine months ended March 31, 2011, includes $6.5 million of debt restructuring costs, $0.3 million related to the implementation of our Oracle accounting and order processing systems and $0.3 million of restructuring expenses related to our Global Efficiency Re-engineering initiative.

(d)  Our effective tax rate, which is calculated as a percentage of income before income taxes, was 5.6% and 23.2% for the three and nine months ended March 31, 2012, respectively. On a reported basis, for the three and nine months ended March 31, 2011, our effective tax rate was 49.1% and 21.6%, respectively. On an adjusted basis, for the three and nine months ended March 31, 2011, our effective tax rate was 601.0% and 24.1%, respectively.

SEGMENT NET SALES

          The table below is a comparative summary of our net sales by reportable segment for the three and nine months ended March 31, 2012 and 2011.

(In thousands)	Three Months Ended		% Increase (Decrease)		Nine Months Ended		% Increase (Decrease)

	March 31, 2012	March 31, 2011	GAAP	Constant Rates (e)	March 31, 2012	March 31, 2011	GAAP	Constant Rates (e)

Segment Net Sales
North America	$145,154	$142,755	1.7%	1.8%	$625,215	$607,854	2.9%	2.7%
International	94,125	88,541	6.3%	7.1%	347,524	313,896	10.7%	7.8%

Total	$239,279	$231,296	3.5%	3.8%	$972,739	$921,750	5.5%	4.5%

(e)    Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period and excludes gains and losses from foreign currency contracts. We calculate constant currency information by translating current-period results using prior-year GAAP foreign currency exchange rates. The gains and/or losses from foreign currency contracts were not material for all periods presented.

ELIZABETH ARDEN, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In thousands)	March 31, 2012	June 30, 2011	March 31, 2011

Cash	$58,207	$58,850	$33,817
Accounts Receivable, Net	172,852	165,622	174,609
Inventories	272,532	246,514	289,825
Property and Equipment, Net	80,703	82,762	77,438
Exclusive Brand Licenses, Trademarks and Intangibles, Net	221,738	184,758	186,600
Goodwill	21,054	21,054	21,054
Total Assets	910,237	854,837	870,562
Short-Term Debt	--	--	8,100
Current Liabilities	160,746	165, 497	199,338
Long-Term Liabilities	267,386	271,575	263,230
Total Debt	250,000	250,000	258,100
Shareholders' Equity	482,105	417,765	407,994
Working Capital	410,295	388,897	375,301

SUPPLEMENTARY CASH FLOW INFORMATION
(Unaudited)
(In thousands)
	Nine Months Ended

	March 31, 2012	March 31, 2011

Net cash provided by operating activities	$50,331	$59,187
Net cash used in investing activities	(60,685)	(32,390)
Net cash provided by (used in) financing activities	10,919	(21,609)
Net (decrease) increase in cash and cash equivalents	(643)	6,936

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Elizabeth Arden, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "should," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding net sales, earnings, gross margins, operating cash flow and returns on invested capital. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

*

factors affecting our relationships with our customers or our customers' businesses, including the absence of contracts with customers, our customers' financial condition, and changes in the retail, fragrance and cosmetic industries, such as the consolidation of retailers and the associated closing of retail doors as well as retailer inventory control practices, including, but not limited to, levels of inventory carried at point of sale and practices used to control inventory shrinkage;

*

risks of international operations, including foreign currency fluctuations, hedging activities, economic and political consequences of terrorist attacks, disruptions in travel, unfavorable changes in U.S. or international laws or regulations, diseases and pandemics, and political instability in certain regions of the world;

*	our reliance on license agreements with third parties for the rights to sell many of our prestige fragrance brands;
*

our reliance on third-party manufacturers for substantially all of our owned and licensed products and our absence of contracts with suppliers of distributed brands and components for manufacturing of owned and licensed brands;

*

delays in shipments, inventory shortages and higher costs of production due to the loss of or disruption in our distribution facilities or at key third party manufacturing or fulfillment facilities that manufacture or provide logistic services for our products;

*

our ability to respond in a timely manner to changing consumer preferences and purchasing patterns and other international and domestic conditions and events that impact retailer and/or consumer confidence and demand, such as domestic or global recessions or economic uncertainty;

*	our ability to protect our intellectual property rights;
*	the success, or changes in the timing or scope, of our new product launches, advertising and merchandising programs;
*	the quality, safety and efficacy of our products;
*	the impact of competitive products and pricing;
*

our ability to (i) implement our growth strategy and acquire or license additional brands or secure additional distribution arrangements, (ii) successfully and cost-effectively integrate acquired businesses or new brands, and (iii) finance our growth strategy and our working capital requirements;

*

our level of indebtedness, our ability to realize sufficient cash flows from operations to meet our debt service obligations and working capital requirements, and restrictive covenants in our revolving credit facility and the indenture for our 7 3/8% senior notes;

*	changes in product mix to less profitable products;
*	the retention and availability of key personnel;
*

changes in the legal, regulatory and political environment that impact, or will impact, our business, including changes to customs or trade regulations, laws or regulations relating to ingredients or other chemicals or raw materials contained in products or packaging, or accounting standards or critical accounting estimates;

*	the success of our global Elizabeth Arden brand repositioning efforts;
*	the success of our Global Efficiency Re-engineering initiative, including our transition to a turnkey manufacturing process and our new financial accounting and order processing system;
*	our ability to effectively implement, manage and maintain our global information systems;
*	our reliance on third parties for certain outsourced business services, including information technology operations and employee benefit plan administration;
*

the potential for significant impairment charges relating to our trademarks, goodwill or other intangible assets that could result from a number of factors, including downward pressure on our stock price; and

*	other unanticipated risks and uncertainties.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended June 30, 2011.

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